As filed with the Securities and Exchange Commission on August 24, 2005

Registration No. 33-51591

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO REGISTRATION STATEMENT

ON FORM S-8

UNDER

THE SECURITIES ACT OF 1933

DOLLAR GENERAL CORPORATION
(Exact name of registrant as specified in its charter)

TENNESSEE	61-0502302
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 MISSION RIDGE GOODLETTSVILLE, TENNESSEE	37072
(Address of Principal Executive Offices)	(Zip Code)

1993 OUTSIDE DIRECTORS’ STOCK OPTION PLAN
(Full title of the plan)

SUSAN S. LANIGAN EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL 100 MISSION RIDGE GOODLETTSVILLE, TENNESSEE 37072
(Name and address of agent for service)

(615) 855-4000
(Telephone number, including area code, of agent for service)

DEREGISTRATION OF SECURITIES

On December 20, 1993, Dollar General Corporation (“Dollar General”) filed a Registration Statement on Form S-8, Reg. No. 33-51591 (the “Registration Statement”), which registered 500,0001 shares of Dollar General’s common stock, par value $.50 per share (the “Common Stock”), for issuance under the 1993 Outside Directors’ Stock Option Plan (the “Plan”).

The Plan terminated by its terms on March 28, 2003 and all of Dollar General’s outstanding obligations under the Plan have been satisfied. Dollar General hereby amends the Registration Statement to deregister the 3,517,037 shares of Common Stock that remain unsold pursuant to the Registration Statement.

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Represents 3,725,290 shares of Common Stock after taking into account each of the five-for-four stock splits effected by Dollar General in September 1993, April 1994, March 1995, April 1996, February 1997, September 1997, March 1998, September 1998, and May 1999.

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SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Goodlettsville, State of Tennessee, on this 24th day of August, 2005.

DOLLAR GENERAL CORPORATION

By:	/s/ David A. Perdue
David A. Perdue Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date
/s/ David A. Perdue	Chairman and Chief Executive Officer	August 24, 2005
David A. Perdue

/s/ David M. Tehle	Executive Vice President and Chief	August 24, 2005
David M. Tehle	Financial Officer (principal financial and accounting officer)

/s/ David L. Beré	Director	August 24, 2005
David L. Beré

/s/ Dennis C. Bottorff	Director	August 24, 2005
Dennis C. Bottorff

/s/ Barbara L. Bowles	Director	August 24, 2005
Barbara L. Bowles

/s/ James L. Clayton	Director	August 24, 2005
James L. Clayton

/s/ Reginald D. Dickson	Director	August 24, 2005
Reginald D. Dickson

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/s/ E. Gordon Gee	Director	August 24, 2005
E. Gordon Gee

/s/ Barbara M. Knuckles	Director	August 24, 2005
Barbara M. Knuckles

/s/ J. Neal Purcell	Director	August 24, 2005
J. Neal Purcell

/s/ James D. Robbins	Director	August 24, 2005
James D. Robbins

/s/ David M. Wilds	Director	August 24, 2005
David M. Wilds

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